SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ORATEC INTERVENTIONS

                    GABELLI SECURITIES
                                 3/13/02            4,000            12.4600
                    GAMCO INVESTORS, INC.
                                 3/13/02          130,000            12.4600
                                 3/13/02            5,000            12.4600
                                 3/11/02            5,000            12.4500
                    GABELLI ASSOCIATES LTD
                                 3/13/02           21,000            12.4600
                                 3/12/02            7,000            12.4500
                                 3/12/02              500-           12.5000
                                 3/11/02           15,000            12.4500
                    GABELLI ASSOCIATES FUND
                                 3/13/02           13,500            12.4600
                                 3/12/02            4,000            12.4500
                                 3/11/02           10,000            12.4500
                     GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 3/13/02           20,000            12.4700
                                 3/13/02            1,200            12.4750


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.